SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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NOVAVAX, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOVAVAX, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2004

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 5, 2004 at 9:00 a.m. at the The Westin Philadelphia, 99 South 17th Street, Philadelphia, Pennsylvania 19103 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock ($.01 par value) of the Company by 50,000,000 shares from 50,000,000 to 100,000,000.

2.	To elect two directors as Class III directors to serve on the Board of Directors for a three-year term expiring at the 2007 Annual Meeting of Stockholders.

3.	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the current fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

      The Board of Directors has fixed the close of business on Friday, March 12, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

      A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2003, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors

David A. White,
Secretary

March 25, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOVAVAX, INC.

8320 Guilford Road

Columbia, Maryland 21046

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held May 5, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. (“Novavax” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, May 5, 2004 at 9:00 a.m. local time at the The Westin Philadelphia, 99 South 17th Street, Philadelphia, Pennsylvania 19103 and at any adjournments thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the year ended December 31, 2003 are being mailed to stockholders on or about March 25, 2004.

VOTING PROCEDURE AND QUORUM

      The close of business on March 12, 2004 (the “Record Date”) has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Meeting. The only class of stock of the Company entitled to vote at the Meeting is its common stock, $.01 par value (the “Common Stock”). Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were [34,       ,       ] shares of Common Stock outstanding and entitled to be voted at the Meeting. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting. A stockholder may vote by mail, internet or telephone as directed by the enclosed proxy card.

      All properly executed proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of proposals 1, 2 and 3 as set forth in the accompanying Notice of Meeting. The Board of Directors knows of no other matters to be presented for consideration at the Meeting.

      Stockholders may revoke proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation to the Secretary of the Company, or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the stockholder’s proxy and vote in person.

      The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy and either does not have discretionary authority to vote such shares or has not received voting instructions with respect to a particular item.

PROPOSAL ONE — AMENDMENT TO CERTIFICATE OF INCORPORATION TO

INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      On March 9, 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Amended and Restated Certificate of Incorporation providing for an increase in the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 shares (the “Amendment”). On March 12, 2004 the Company had a total of [34,       ,       ] shares of Common Stock outstanding and 4,543,258 shares of Common Stock reserved for issuance upon exercise of stock options outstanding under its stock option plans, 70,000 shares of Common Stock reserved for issuance under outstanding warrants, and 5,188,147 shares of Common Stock reserved for issuance upon the conversion of outstanding convertible notes.

      If the Amendment is approved by stockholders, it will become effective upon filing with the Delaware Secretary of State. Upon approval, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation financings, acquisitions, strategic business partnerships and joint ventures, stock splits and stock dividends, and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action except as may be required by law, SEC rules or Nasdaq listing requirements. The Common Stock, including the shares proposed for authorization, do not have pre-emptive or similar rights; this means that current stockholders do not have the right to purchase any new shares in order to maintain their proportionate ownership in the Company. While the increase would not have any immediate effect on existing stockholders, the future issuance of additional shares of Common Stock (other than in connection with stock splits and stock dividends), while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company’s current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with the Company’s existing stock option plans, presently outstanding warrants to purchase Common Stock, and presently outstanding notes convertible into Common Stock, the Company has no present intention or plans to issue any shares of Common Stock.

      The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required in order to adopt the proposed Amendment. Unless indicated to the contrary, the enclosed proxy will be voted for the proposed Amendment. Votes “withheld” or abstaining from voting will have the same effect as a negative vote or “against” the proposed Amendment. If you do not attend the Meeting in person or return a properly completed and signed proxy card, you will effectively be voting against the Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

PROPOSAL TWO — ELECTION OF DIRECTORS

      Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors may consist of no fewer than three directors, with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is currently authorized to consist of eight members.

      The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class III directors expire at this Meeting. The terms of the Class I and Class II directors will expire at the 2005 and 2006 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified.

      Directors elected by the Board to fill vacancies or newly created directorships are to be assigned to classes by the Board so as to ensure, as nearly as possible, that each class consists of one-third of the total number of members of the Board. However, no existing director may be reclassified from one class to another and, therefore, the number of directors in each class may become temporarily imbalanced.

      Two directors are to be elected at this Meeting to fill the terms of the Class III directors that expire at this Meeting. The Board of Directors, by all of its independent directors, has designated Mitchell J. Kelly and Michael A. McManus, Jr. as nominees for reelection as Class III directors of the Company at this Meeting. If elected to be Class III directors, such nominees will serve until the expiration of their terms at the Annual Meeting of Stockholders in 2007 and until their successors are elected and qualified. Mr. Kelly and Mr. McManus are currently directors of the Company and have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that either of the nominees will be unable to serve if elected. If a nominee becomes unavailable to serve as a director, the persons named as proxies in the accompanying proxy may vote the proxy for a substitute nominee.

      The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting. Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

Members of the Board of Directors

      The following table provides certain information with respect to the directors of the Company. Comparable information regarding the executive officers of the Company is provided in the Company’s Annual Report on Form 10-K.

Nominees for Class III Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Mitchell J. Kelly	44	1997	Chairman of the Board, Chief Executive Officer and Managing Member of Anaconda Capital Management, L.L.C., an investment management firm, since 1995, and in various capacities with affiliates of Anaconda Capital since 1993. President and Chief Executive Officer of Novavax from September 2002 to August 2003 and from September 1998 to May 1999.

Michael A. McManus, Jr.	61	1998	President, Chief Executive Officer and Director of Misonix, Inc., a medical, scientific and industrial provider of ultrasonic and air pollution systems, since 1998. President and Chief Executive Officer of N.Y. Bancorp from 1990 to 1998. Assistant to the President of the United States from 1982 to 1985. Currently a director of L.Q. Corp., National Wireless, Inc. and American Home Mortgage Corp.

Directors Continuing as Class I Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Denis M. O’Donnell, M.D.	50	1998	Chairman of the Board of Directors of Novavax since May 2000. Chief Executive Officer and Director of Molecular Diagnostics, Inc. since February 2003. General Partner at Seaside Partners, L.P., a private equity firm from 1997 to 2003. Vice Chairman of the Board of Directors of Novavax from 1999 to 2000. Senior Advisor to Novavax from 1997 to 1998. President of Novavax from 1995 to 1997. Vice President, Business Development of Novavax from 1992 to 1995. Currently a director of Columbia Laboratories, Inc. and ELXSI Corporation.

Nelson M. Sims	56	2003	President and Chief Executive Officer of Novavax since August 2003. Retired from Eli Lilly and Company in June 2001 after 28 years of service. Executive management positions at Eli Lilly included Executive Director of Strategic Alliance Management for Eli Lilly and Company from November 1999 to June 2001, President of Eli Lilly Canada Inc. from January 1991 to November 1999, and Vice President of Hybritech, Inc., a Lilly subsidiary. Currently a director of MDS Inc. and Hemosol Inc.

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Ronald H. Walker	66	1995	Currently retired. Chairman of the Board of Directors of Novavax from 1998 to 2000. Senior Partner/Managing Director of Korn/Ferry International, an executive search firm, from 1978 to 1999. Director of the National Park Service from 1972 to 1975. Special Assistant to the President of the United States from 1969 to 1972.

Directors Continuing as Class II Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Gary C. Evans	47	1998	President, Chief Executive Officer and Chairman of the Board of Magnum Hunter Resources, Inc., an oil and gas exploration company, since 1995 and Chief Executive Officer of its predecessor, Hunter Resources, Inc., since 1985. Currently a trustee of TEL Offshore Trust, an oil and gas trust.

J.Michael Lazarus, M.D.	66	1995	Chief Medical Officer and Senior Vice President of Fresenius Medical Care North America since 1996. Professor of Medicine at Harvard Medical School from 1979 to 1996.

John O. Marsh, Jr.	77	1991	Visiting Professor, George Mason University, since 2001. Visiting Professor, Virginia Military Institute, 1998. Interim Chief Executive Officer of Novavax from July 1996 to March 1997 and Chairman of the Board of Directors from July 1996 to February 1997. Secretary of the Army from 1981 to 1989. Counselor with Cabinet rank to the President of the United States from 1974 to 1977. Assistant for National Security Affairs to Vice President of the United States, 1974. Assistant Secretary of Defense from 1973 to 1974. U.S. Representative in Congress from 1963 to 1971.

      There are no family relationships among any of the directors or executive officers (or any nominee therefor) of Novavax.

Board of Directors and Committee Information

      The Board of Directors has determined that, with the exception of Messrs. Kelly and Sims and Dr. O’Donnell, each of whom is or was within the last three fiscal years an employee or executive officer of the Company, all of the members of the Board are “independent” directors, as that term is defined in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market, Inc. and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

      The Board of Directors met 10 times during 2003 and acted by written consent once. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which they served.

      The Board of Directors of Novavax currently has three standing committees: a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. In addition to the descriptions below, please refer to the “Report of the Compensation Committee” and “Report of the Audit Committee” included in this Proxy Statement.

          Compensation Committee

      The Compensation Committee, whose members during 2003 were Messrs. Evans (Chairman), Marsh, McManus and Walker, reviews and recommends salaries and other compensatory benefits for the executive officers of Novavax. The Compensation Committee also administers the option plans of the Company, pursuant to which the committee grants stock options to executive officers, key employees and directors of Novavax and its subsidiaries. During 2003, the Compensation Committee met seven times and acted by written consent once. In March 2004, the Board appointed a new Compensation Committee to consist of Mr. Walker (Chairman), Mr. Kelly and Dr. Lazarus.

          Audit Committee

      During 2003, the Audit Committee consisted of Messrs. McManus (Chairman) and Evans and Dr. Lazarus, each of whom is a non-employee director and qualifies as “independent” as defined in the listing standards of Nasdaq. The Board has determined that Mr. McManus qualifies as the committee’s “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated as required by Nasdaq listing standards.

      The Audit Committee acts pursuant to the Audit Committee Charter as adopted by the Board, which was recently materially amended; a copy of the amended and restated charter is attached as an exhibit to this Proxy Statement and will be made available on the Company’s website at www.novavax.com. The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement.

      The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s outside auditors. To this end, the committee meets with the Company’s independent public accountants to discuss the scope and results of their examination and reviews the financial statements and reports contained in the Company’s Forms 10-Q and 10-K. The Audit Committee also reviews the adequacy and efficacy of the Company’s accounting, auditing and financial control systems, as well as the Company’s disclosure controls and procedures, monitors the adequacy of the Company’s accounting and financial reporting processes and practices, and considers any issues raised by its members, the Company’s independent public accountants and the Company’s employees. To assist in carrying out its duties, the Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls and auditing matters. During 2003, the Audit Committee met five times. In March 2004, the Board appointed a new Audit Committee to consist of Messrs. McManus (Chairman), Evans and Marsh.

          Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee (the “Governance Committee”) consists of Messrs. Evans (Chairman), Marsh, McManus and Walker and Dr. Lazarus, each of whom qualifies as “independent” as defined in the listing standards of Nasdaq. The Governance Committee was established in March 2004, replacing the Nominating Committee.

      The Governance Committee acts pursuant to a written charter, a copy of which is attached to this Proxy Statement and which will be made available on the Company’s website at www.novavax.com. As provided in the charter, the primary function of the Governance Committee is to assist the Board in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending to the Board for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of

Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Business Conduct and Ethics; and handling such other matters as the Board or committee deems appropriate. The Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and play a leadership role in shaping the Company’s corporate governance.

      As noted above, it is the Governance Committee’s responsibility to review and evaluate director candidates, including candidates submitted by stockholders. In performing its evaluation and review, the Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.

      Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s By-laws, which procedures did not change during the last fiscal year. As set forth in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address set forth on the first page of this Proxy Statement, of a proposed nominee. In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the meeting (with certain exceptions).

      The notice must set forth as to each proposed nominee:

•	the name, age, business address and, if known, residence address,
•	his or her principal occupation or employment,
•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and
•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law.

      The notice must also set forth with respect to the stockholder giving the notice:

•	the name and address, as they appear on the Company’s books, of such stockholder, and
•	the number of shares of the Company that are beneficially owned by such stockholder.

      The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Submissions received through this process will be forwarded to the committee for review.

      When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and achievement such that the Company’s Board reflects a broad range of talents, ages, skills and expertise, particularly in the specialty pharmaceutical field. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical,
•	possess superior business-related knowledge, skills and experience,
•	reflect the highest integrity, ethics and character,
•	have excelled in both academic and professional settings,
•	demonstrate achievement in his or her chosen field,
•	be free of actual or potential conflicts of interest,
•	have the ability to devote sufficient time to the business and affairs of the Company, and
•	demonstrate the capacity and desire to represent the best interests of the Company’s stockholders as a whole.

      In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as the committee deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Governance Committee must consider both a candidate’s independence to make certain that the Board includes at least a majority of “independent” directors so as to satisfy all applicable independence requirements, and a candidate’s financial sophistication and special competencies.

      The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. To date, the Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

      Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. If any existing members do not want to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

      Both of this year’s nominees for director, Messrs. Kelly and McManus, are current directors of the Company and were selected and approved by the independent members of the Board of Directors in accordance with applicable law and listing requirements. There were no candidates submitted for consideration by stockholders of the Company.

          Executive Committee

      During 2003, the Company had an Executive Committee which met three times. The Executive Committee, whose members were Dr. O’Donnell (Chairman) and Messrs. Evans, Kelly, McManus and Sims, had the authority to exercise the powers of the Board of Directors between Board meetings. The Executive Committee was disbanded in 2004.

Stockholder Communications

      The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Novavax, Inc., 8320 Guilford Road, Columbia, MD 21046, Attention: Secretary. Communications by e-mail should be addressed to ir@novavax.com and marked “Attention: Secretary” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

      Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, Novavax strongly encourages (but does not require) members of the Board to attend such meetings. All of the directors attended the 2003 Annual Meeting of the Company.

Director Compensation

          Cash Compensation

      During 2003, each director not employed by Novavax received an annual retainer of $10,000, an additional $1,500 for each meeting of the Board of Directors he attends in person, and $750 for each meeting attended telephonically. In addition, each committee member not employed by Novavax received $250 per committee meeting attended, except that the Chairman of each committee received $500 per committee meeting attended. No other cash compensation is paid to the directors for their services to the Company as directors. For information relating to shares of the Company owned by each of the directors, see “Beneficial Ownership of Common Stock” below. For information concerning the compensation of directors who are also officers of the Company, see the Summary Compensation Table. Directors are also reimbursed by the Company for reasonable costs and expenses incurred for attending Board and committee meetings.

          Stock Option Plan

      Directors of Novavax are eligible to participate in the Company’s 1995 Stock Option Plan adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995, as amended (the “Plan”). The Plan is administered by the Compensation Committee under delegation by the Board of Directors. There were no options granted to non-officer directors in fiscal 2003 under the Plan or otherwise.

Compensation Committee Interlocks and Insider Participation

      Messrs. Evans, Marsh, McManus and Walker served on the Compensation Committee during 2003, none of whom was at any time during fiscal 2003 an officer or employee of Novavax. No executive officer of the Company currently serves, or during 2003 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission and the Nasdaq National Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports (and any amendments thereto) furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2003 its officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements, except that Dr. Lazarus filed one Form 4 late with respect to an open-market purchase of Common Stock by his wife, which shares were later transferred to a jointly-held account.

Certain Relationships and Related Transactions

      In March 2002, pursuant to our Stock Option Plan, the Company approved the payment of the exercise price of options by two directors, Denis M. O’Donnell, M.D. and Mitchell J. Kelly, through the delivery of full recourse, interest-bearing promissory notes in the amounts of $1,031,668 and $447,600, respectively, or an aggregate of $1,479,268. The borrowings accrued interest at 5.07% per annum and are secured by 166,667 and 95,000 shares of common stock, respectively, or an aggregate of 261,667 shares of common stock owned by the directors. The notes are payable upon the earlier to occur of the following: (i) payable in full upon the date on which the director ceases for any reason to be a director of the Company, (ii) payable in part to the extent of net proceeds, upon the date on which the director sells all or any portion of the pledged shares, or (iii) payable in full on March 21, 2007. In addition, during 2002, the Company executed a conditional guaranty of a brokerage margin account for Dr. O’Donnell in the amount of $500,000.

      In 2002, the Company made a loan to its former general counsel, Ann McGeehan, in the amount of $92,500. In accordance with Ms. McGeehan’s employment agreement, on the anniversary of her employ-

ment with the Company in 2003, the Company forgave $18,500 principal plus accrued interest thereon. The principal and interest due and outstanding at March 12, 2004 was approximately $78,000.

REPORT OF THE COMPENSATION COMMITTEE

Executive Compensation Policies

      The Compensation Committee of the Board of Directors (the “Committee”) is composed of four non-employee directors, each of whom is “independent” under applicable rules and regulations. The Committee is responsible for the development and administration of the Company’s executive compensation policies and programs and grants stock options to executives, key employees and directors of the Company and its subsidiaries pursuant to its mandate to administer the Company’s stock option plans.

      The objectives of the Company’s executive compensation program are to: (i) support the achievement of the strategic goals and objectives of the Company; (ii) attract and retain key executives critical to the success of the Company; and (iii) align executive officers’ interests with the success of the Company. The Company’s executive compensation program currently consists of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

Cash Compensation

      The Committee’s policy is to set base salary levels for the Company’s executive officers based on a review of compensation for competitive positions in the market, the executives’ job skills and experience, and judgments as to past and future contributions of the executives to the Company’s success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company believes it competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individually-assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

Stock-Based Compensation

      The Company seeks to provide its executives with opportunities for higher compensation through stock option awards. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the number of shares subject to such options, the Committee evaluates a variety of factors including:

•	the job level of the executive,
•	option grants awarded by competitors to executives at a comparable job level, and
•	past, current and prospective services rendered, or to be rendered, to the Company by the executive.

      The exercise price for the options granted to executives to date has been equal to at least 100% of the fair market value per share on the date of grant and the Committee intends to continue to fix the exercise price of option grants at no less than 100% of the fair market value per share on the date of grant. During 2003, the Committee awarded options for a total of 2,091,000 shares to all employees, including options for 1,460,000 shares awarded to executive officers of the Company.

Chief Executive Officer Compensation

      Nelson M. Sims was elected President and Chief Executive Officer of the Company effective August 2003. The criteria used to establish Mr. Sims’ compensation included, among other things, the compensation packages of executive officers of comparable companies of similar size in the specialty pharmaceutical industry and the factors described above for all executive officers. Pursuant to Mr. Sims’ employment agreement with the Company, he is entitled to receive an initial base salary of $400,000, subject to merit-based increases commencing January 1, 2005. In addition, he is entitled to receive performance and incentive bonuses and was granted stock options to purchase 900,000 shares of the Common Stock of the Company at $5.63 per share, which price was the fair market value at the date of grant. The options vest in three equal increments on the first three anniversaries of the date of the grant.

      Mitchell J. Kelly was elected President and Chief Executive Officer of the Company effective September 2002 following the resignation of John A. Spears as President and Chief Executive Officer, and resigned from those positions in August 2003. In recognition of the interim nature of Mr. Kelly’s engagement, the Company remitted compensation payable to Mr. Kelly to his employer, Anaconda Capital Management, L.L.C., for Mr. Kelly’s services as President and Chief Executive Officer of the Company during 2003 in the amount of $200,000. The Company also remitted $93,333 to Anaconda Capital in 2003 for salary accrued during 2002 for Mr. Kelly. The criteria used to establish Mr. Kelly’s compensation included, among other things, the compensation packages of executive officers of comparable companies of similar size in the specialty pharmaceutical industry. Prior to his resignation, Mr. Kelly was granted options to purchase 250,000 shares of Common Stock at a purchase price of $4.05 per share, which price was the fair market value of the Common Stock at the date of grant. One-half of such options vested in May 2003 and one-half in August 2003.

Tax Considerations

      Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In 2003, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

Compensation Committee

Gary C. Evans, Chairman
John O. Marsh, Jr.
Michael A. McManus, Jr.
Ronald H. Walker

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is comprised of three members, each of whom is a non-employee director and satisfies all applicable independence requirements. The responsibilities and duties of the Audit Committee, summarized below, are more fully set forth in the committee’s charter, a copy of which is attached to this Proxy Statement and which is available on the Company’s website at www.novavax.com.

      The primary purpose of the Audit Committee is to represent and assist the Board of Directors in fulfilling its responsibilities for oversight of: the Company’s accounting and financial reporting processes; the preparation, presentation and integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the adequacy and efficacy of the Company’s systems of internal accounting, auditing and financial controls; the Company’s compliance with legal and regulatory requirements; the conduct, independence and qualifications of the Company’s outside auditor; and the performance of the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside counsel, auditors and other experts for this purpose. The Board and the Audit Committee are in place to represent the Company’s stockholders. Accordingly, the outside auditor is ultimately accountable to the Audit Committee and the Board.

      In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (as currently in effect) relating to the accountant’s independence from the Company and its related entities, discussed with Ernst & Young LLP their independence from the Company, and considered the compatibility of the accountants’ provision of non-audit services with maintaining the accountants’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee has selected, subject to stockholder ratification, Ernst & Young as the Company’s independent auditors for the current fiscal year ending December 31, 2004.

      The Audit Committee pre-approved all audit and non-audit services provided to the Company by the independent auditors during fiscal 2003. It is the Audit Committee’s policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s outside auditor in order to ensure that the provision of such services does not impair the auditor’s independence, in appearance or fact.

Audit Committee

Michael A. McManus, Jr., Chairman
Gary C. Evans
J. Michael Lazarus, M.D.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF AUDITORS

Independent Public Accountants

      The Audit Committee has selected Ernst & Young LLP as the independent auditor of the Company for the fiscal year ending December 31, 2004, subject to ratification by stockholders at the Meeting. A representative of Ernst & Young is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he so desires.

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s annual financial statements for fiscal years 2003 and 2002, and the reviews of the financial statements included within the Company’s Forms 10-Q during fiscal years 2003 and 2002, were approximately $120,220 and $105,669, respectively.

Audit-Related Fees

      The aggregate fees billed by Ernst & Young LLP for assurance and related services that were reasonably related to the performance of the outside auditor’s audit or review of the Company’s financial statements for fiscal years 2003 and 2002 were approximately $66,377 and $54,172, respectively. The fees incurred during 2003 related to the preparation of a shelf registration statement on Form S-3 for the Company and a subsequent take-down financing from that registration statement. The fees incurred during 2002 related to several proposed financings by the Company.

Tax Fees

      The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for the Company for fiscal years 2003 and 2002 were approximately $35,311 and $53,000, respectively. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for products and services provided other than those otherwise described above for fiscal years 2003 and 2002 were approximately $15,540 and $39,386, respectively. Services for such other fees included audits in connection with a federal grant from the National Institutes of Health.

Pre-Approval Policies

      As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s outside auditor. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s outside auditor in order to ensure that the provision of such services does not impair the auditor’s independence, in appearance or fact.

      Under the policy, unless a type of service to be provided by the outside auditor has received general pre-approval (which services are detailed in an appendix to the policy and periodically reassessed), it will require separate pre-approval by the Audit Committee. Any proposed service of a type that has been pre-approved that exceeds pre-approved cost levels will also require the committee’s specific pre-approval.

      For audit services (including the annual financial statement audit, required quarterly statement reviews, subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements), the outside auditor must provide to the Audit Committee each year during the fourth fiscal quarter an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If agreed to by the Audit Committee, the engagement letter is formally accepted by the committee at its next regularly scheduled meeting.

      All non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above. Requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the outside auditor to perform the services. The request must also include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence.

      Each service that is approved by the Audit Committee must be reflected in a written engagement letter or writing specifying the services to be performed and the cost associated therewith, and signed by a member of the Audit Committee.

      To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the committee to its Chairman, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the outside auditor.

      The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent auditors during fiscal 2003.

Ratification

      Stockholder ratification of the appointment of independent auditors is not required by the Company’s By-laws or otherwise, but is being done as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if it determines that such a change would be in the best interests of Novavax and its stockholders.

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of Proposal Three.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 12, 2004 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the current directors of the Company, (iii) the Chief Executive Officer and the other named executive officers of the Company during 2003 as identified in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of		Percent
	Common Stock		of Class
Beneficial Owner	Beneficially Owned(1)		Outstanding

SJ Strategic Investments LLC	5,772,339	(2)	16.5%
340 Edgemont Ave., Suite 500 Bristol, TN 37620
King Pharmaceuticals, Inc.	5,513,468	(3)	13.7%
501 Fifth Street Bristol, Tennessee 37620
Mitchell J. Kelly	2,445,101	(4)	6.9%
c/o Anaconda Opportunity Fund, L.P.
730 Fifth Avenue New York, NY 10019
Anaconda Opportunity Fund, L.P.	2,080,962	(5)	6.0%
730 Fifth Avenue New York, NY 10019
Gary C. Evans	170,500	(6)	*
J. Michael Lazarus, M.D.	109,427	(7)	*
John O. Marsh, Jr.	233,500	(8)	*
Michael A. McManus, Jr.	112,500	(9)	*
Denis M. O’Donnell, M.D.	642,519	(10)	1.7%
Nelson M. Sims	0	(11)	*
Ronald H. Walker	138,880	(12)	*
Dennis W. Genge	173,067	(13)	*
Ford R. Lynch	0	(14)	*
D. Craig Wright, M.D.	445,150	(15)	1.3%
Ann P. McGeehan	0	(16)	*
All executive officers and directors, as a group (12 Persons)	4,470,644	(17)	12.1%

*	Less than 1% of the Common Stock outstanding.

(1)	In accordance with Rule 13d-3 of the Securities and Exchange Commission, a person is deemed to have “beneficial ownership” of securities that such person has the right to acquire within 60 days. For purposes of calculating percentage ownership, each person’s holdings have been calculated assuming full exercise of outstanding options and warrants exercisable by such person within 60 days of March 12, 2004, but not the exercise of options or warrants held by any other person.

(2)	As reported on Schedule 13D dated February 18, 2003 and Form 4 dated February 27, 2003, each as filed with the Securities and Exchange Commission by SJ Strategic Investments LLC.

(3)	Includes 5,188,147 shares that may be acquired pursuant the terms of four convertible notes and related agreements.

(4)	Includes 250,000 shares issuable upon the exercise of options. Also includes 2,080,962 shares (listed below) beneficially owned by Anaconda Opportunity Fund, L.P., of which Mitchell J. Kelly is the general partner of the general partner.

(5)	Includes 2,080,962 shares owned by Anaconda Opportunity Fund, L.P. Excludes shares directly owned by Mitchell J. Kelly, the general partner of Anaconda Capital, L.P., the general partner of Anaconda Opportunity Fund, L.P.

(6)	Includes 82,500 shares issuable upon the exercise of options. Also includes 12,500 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust. Mr. Evans disclaims control or beneficial ownership of shares held by the Evans 1997 Trust.

(7)	Includes 97,500 shares issuable upon the exercise of options.

(8)	Includes 202,500 shares issuable upon the exercise of options.

(9)	Includes 82,500 shares issuable upon the exercise of options.

(10)	Includes 239,469 shares issuable upon the exercise of options and 2,000 shares owned of record by Dr. O’Donnell as custodian for the benefit of his minor children.

(11)	Mr. Sims was granted options to purchase 900,000 shares of Common Stock on August 11, 2003, one-third of which are exercisable on the first three anniversaries of the date of grant.

(12)	Includes 132,500 shares issuable upon the exercise of options.

(13)	Includes 166,667 shares issuable upon the exercise of options.

(14)	Mr. Ford was granted options to purchase 175,000 shares of Common Stock on September 24, 2003, one-third of which are exercisable on the first three anniversaries of the date of grant.

(15)	Includes 393,524 shares issuable upon the exercise of options.

(16)	Options granted in 2002 and 2003 were cancelled following Ms. McGeehan’s departure from the Company in October 2003.

(17)	Includes 1,647,160 shares issuable upon the exercise of options.

EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth the cash and non-cash compensation paid during each of the last three fiscal years to each of the individuals who served as the Company’s Chief Executive Officer during the last completed fiscal year, the four other most highly compensated individuals who were serving as executive officers of the Company at the end of the last completed fiscal year and who received compensation in excess of $100,000 during fiscal 2003 for services provided to the Company, and one former executive officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
					Compensation
					Awards(1)
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus($)	Compensation(2)	Options(#)	Compensation(3)($)

Nelson M. Sims(4)	2003	157,692	—	—	900,000	—
President and Chief	2002	—	—	—	—	—
Executive Officer	2001	—	—	—	—	—
Mitchell J. Kelly(5)	2003	202,250	—	—	250,000	—
President and Chief	2002	112,483	—	—	—	—
Executive Officer	2001	10,200	—	—	15,000	—
D. Craig Wright, M.D.	2003	248,400	62,744	—	—	1,715
Chief Scientific Officer	2002	225,867	11,223	—	—	2,309
	2001	204,149	56,666	—	—	2,256
Dennis W. Genge	2003	171,600	75,210	—	50,000	2,873
Vice President, Treasurer and	2002	165,000	75,000	—	—	2,374
Chief Financial Officer	2001	159,663	50,000	35,000	75,000	2,297
Denis M. O’Donnell, M.D.	2003	125,000	—	—	75,000	414
Chairman of the Board	2002	125,000	—	—	—	213
of Directors	2001	125,000	—	—	181,136	486
Ford R. Lynch(6)	2003	55,000	12,375	—	175,000	—
Senior Vice President	2002	—	—	—	—	—
Sales and Marketing	2001	—	—	—	—	—
Ann P. McGeehan(7)	2003	173,733	7,400	—	10,000	25,150
General Counsel and Secretary	2002	168,990	52,500	—	75,000	1,691
	2001	—	—	—	—	—

(1)	Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation. The numbers in this column represent the number of shares that may be acquired pursuant to options granted in the particular year.

(2)	The amounts shown in this column represent reimbursement of relocation costs. No amounts are shown in this column if the executive officer’s perquisites are less than the lesser of $50,000 or 10% of his or her annual salary and bonus.

(3)	The amounts shown in this column represent (a) Company contributions to its 401(k) plan, (b) premiums for term life insurance, (c) in the instance of Dr. Wright, personal use of a Company vehicle, and (d) in the instance of Ms. McGeehan, an amount representing aggregate principal and interest forgiven under a loan made by the Company to Ms. McGeehan. The Company contributions under its 401(k) plan made for Dr. Wright, Mr. Genge and Ms. McGeehan during fiscal 2003 were $556, $2,062 and $1,818, respectively. There were no Company contributions under its 401(k) plan for Dr. O’Donnell or Messrs. Kelly, Sims and Lynch during fiscal 2003. The insurance premiums paid by the Company during fiscal 2003 for Dr. Wright, Mr. Genge, Dr. O’Donnell and Ms. McGeehan were $966, $811, $414 and $142, respectively. There were no insurance premiums paid during fiscal 2003 on behalf of Messrs. Sims, Kelly or Lynch. Included for Dr. Wright is $193 related to Dr. Wright’s personal use of a Company vehicle. Included for Ms. McGeehan is $18,500 principal amount forgiven in February 2003 with respect to a loan in the principal amount of $92,500 made to Ms. McGeehan by the Company in February 2002 as agreed in her employment agreement, and accrued interest forgiven in the amount of $4,690 with respect to such loan.

(4)	Mr. Sims was elected President and Chief Executive Officer in August 2003.

(5)	Mr. Kelly was elected President and Chief Executive Officer in September 2002 and resigned in August 2003. Recognizing the interim nature of his appointment, his employer, Anaconda Capital Management L.L.C., was reimbursed $200,000 as compensation for Mr. Kelly’s services as President and Chief Executive Officer during 2003. The Company also paid $93,333 to Anaconda Capital Management L.L.C. for Mr. Kelly’s services in 2002, which amount was accrued during 2002 and paid in February 2003. The remaining compensation paid to Mr. Kelly in 2001, 2002 and 2003 and the options granted to Mr. Kelly in 2001 were granted to him in his capacity as a director of the Company. In addition, options were granted to Mr. Kelly in May 2003 to purchase 250,000 shares of Common Stock at an exercise price of $4.05 per share, which price was the fair market value of the Common Stock at the date of grant. Such options vested one-half in May 2003 and one-half in August 2003.

(6)	Mr. Lynch was elected Senior Vice President of Sales and Marketing in October 2003.

(7)	Ms. McGeehan was elected General Counsel in February 2002 and left the Company in October 2003.

Stock Options

      The following tables summarize option grants and exercises during 2003 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 2003. No SARs were granted or exercised during 2003. All options listed below were granted at an exercise price equal to the fair market value of the stock on the date of grant.

Option Grants in Last Fiscal Year

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
	Number of	Percent of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term(3)
	Options	Employees in	Price	Expiration
Name	Granted(1)(#)	2003(2)	($/Share)	Date	5%	10%

Nelson M. Sims	900,000	43.04	$5.63	08/11/13	$3,186,609	$8,075,493
Mitchell J. Kelly	250,000	11.96	4.05	05/07/13	636,756	1,613,664
D. Craig Wright	—	—	—	—	—	—
Dennis W. Genge	50,000	2.39	4.05	05/07/13	127,351	322,733
Denis M. O’Donnell	75,000	3.59	4.05	05/07/13	191,027	484,099
Ford R. Lynch	175,000	8.37	7.45	09/24/13	819,921	2,077,842
Ann P. McGeehan(4)	10,000	0.48	4.05	05/07/13	—	—

(1)	These options were awarded under the 1995 Stock Option Plan. Other than those granted to Mr. Kelly, these options vest in three equal increments on the first three anniversaries of the date of the grant. Mr. Kelly’s grant of 250,000 options vested one-half in May 2003 and one-half in August 2003.

(2)	A total of 2,091,000 options were granted to all employees, including executive officers, in 2003.

(3)	Amounts represent hypothetical gains (net of exercise price) that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted.

(4)	Ms. McGeehan’s options have been cancelled.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

			Number of		Value of Unexercised
			Securities Underlying		in-The-Money
			Unexercised Options at		Options at Fiscal
	Shares		Fiscal Year End(#)(1)		Year End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Nelson M. Sims	0	$0	0	900,000	$0	$333,000
Mitchell J. Kelly	0	0	250,000	0	487,500	0
D. Craig Wright, M.D.	0	0	393,524	0	1,545,481	0
Dennis W. Genge	0	0	125,000	75,000	0	97,500
Denis M. O’Donnell, M.D.	0	0	154,091	135,378	0	146,250
Ford R. Lynch	0	0	0	175,000	0	0
Ann P. McGeehan(2)	0	0	0	0	0	0

(1)	Value based on the closing price of the Company’s Common Stock on the NASDAQ National Market at the end of fiscal 2003 ($6.00 per share) minus the exercise price.

(2)	Ms. McGeehan’s options have been cancelled.

Employment Contracts and Change of Control Provisions

      The Company has entered into an employment agreement with Mr. Sims pursuant to which he receives an initial base salary of $400,000, subject to merit-based increases commencing January 1, 2005. In addition, he is entitled to receive a performance and incentive bonus in respect of his employment with the Company through December 31, 2004, payable on or before March 31, 2005, in an amount to be determined by the Board or any committee thereof authorized to make such determination; such bonus will be based on Mr. Sims’ achievement of certain specified goals, and shall be at least $139,000 and not greater than $347,000. Thereafter, he is entitled to receive an annual performance bonus in such amount as is deemed appropriate, with an annual target performance bonus of $250,000 beginning January 1, 2005. In addition to his cash compensation, Mr. Sims received stock options, with a term of 10 years, to purchase 900,000 shares of the Common Stock of the Company at $5.63 per share. The options vest one-third on each of the first three anniversaries of their date of grant. Mr. Sims is also eligible to receive additional stock options annually, based on job performance, to purchase that number of shares of common stock equal to not less than three percent of the total number of shares of common stock issued by the Company during the most recent fiscal year in private or public offerings or pursuant to conversions of convertible securities issued after commencement of his employment with the Company. Mr. Sims is also entitled to reimbursement for certain expenses, including relocation expenses up to $20,000, and benefits that shall include the purchase of a long-term disability insurance policy and contributions of up to $33,334 per year for each of his first three years of employment towards the purchase of a whole life insurance policy.

      Mr. Sims has agreed to maintain the confidentiality of the Company’s proprietary information, and all work product discovered or developed by him in the course of employment will belong to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships for a period of one year following the termination of his employment. In the event of a termination without cause or Mr. Sims’ termination of his employment for good reason (defined as the Company’s material reduction or diminution of his responsibilities and authority, other than for cause, without his consent), Mr. Sims is entitled to a lump-sum payment in an amount equal to six months of his then-effective salary plus the payment of an amount equal to his salary in effect at the time of termination for a period of 12 months thereafter. In the event of a change of control, Mr. Sims is entitled to a lump sum payment in an amount equal to 24 months of his then-effective salary plus two times the then-applicable target bonus, which bonus may not be less than $250,000.

      The Company has entered into an employment agreement with Mr. Lynch pursuant to which he receives a base salary of $220,000 during the period of his employment with the Company, subject to annual adjustments. In addition, he is entitled to participate in the Company’s bonus program, if any, with a target/maximum bonus for each of 2003 and 2004 of $100,000, prorated with respect to 2003. In addition to his cash compensation, Mr. Lynch received stock options, with a term of 10 years, to purchase 175,000 shares of the Common Stock of the Company at $7.45 per share. The options vest one-third on each of the first three anniversaries of their date of grant. Mr. Lynch is also entitled to reimbursement for certain expenses, including expenses incurred in connection with his relocation, up to an aggregate $15,000, and benefits that shall include contributions of up to $25,000 per year for each of his first two years of employment towards the purchase of a life insurance policy.

      Mr. Lynch has agreed to maintain the confidentiality of the Company’s proprietary information, and all work product discovered or developed by him in the course of employment will belong to the Company. In addition, he has agreed not to compete with the Company within the United States or interfere with or solicit the Company’s contractual relationships for a period of one year following the termination of his employment. In the event of a termination without cause or Mr. Lynch’s termination of his employment for good reason (defined as the Company’s significant reduction or diminution of his material responsibilities and authority, other than for cause, without his consent), Mr. Lynch is entitled to a lump-sum payment in an amount equal to six months’ salary at the time of termination. In the event of a change of control, Mr. Lynch is entitled to a lump sum payment in an amount equal to 24 months’ base salary at the time of termination.

      The Company has entered into an employment agreement with Mr. Genge pursuant to which he receives a base salary of $165,000 during the period of his employment with the Company, subject to annual review by the Board. In addition, he is entitled to participate in the Company’s bonus program, if any. He has agreed to maintain the confidentiality of the Company’s proprietary information, and all work product discovered or developed by him in the course of employment will belong to the Company. In addition, he has agreed not to compete with the Company within the United States or interfere with or solicit the Company’s contractual relationships for a period of one year following the termination of his employment. In the event of a termination without cause or Mr. Genge’s termination of his employment for good reason (defined as the dilution of his responsibilities and authority other than for cause in any material way without his consent or his relocation to an office or facility more than 50 miles from Columbia, Maryland without his consent), the Company has agreed, in addition to any unpaid bonus with respect to the prior year and any accrued vacation pay, to pay severance in an amount equal to one year’s salary, plus a pro-rated performance bonus based upon the previous year’s bonus amount.

      The Company entered into an employment agreement with Ms. McGeehan pursuant to which she was entitled to receive a base salary of $185,000 during the period of her employment with the Company and participate in the Company’s bonus program, if any. In addition to her cash compensation, Ms. McGeehan received stock options, with a term of 10 years, to purchase 75,000 shares of the Common Stock of the Company at $10.40 per share. The options were to vest one-third on each of the first three anniversaries of their date of grant. The Company also paid $52,500 of relocation expenses for Ms. McGeehan and granted Ms. McGeehan a loan of $92,500, forgivable at $18,500 per year over a five year period, per the terms of her employment agreement.

Comparative Stock Performance

      The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the NASDAQ Composite Index and the NASDAQ Pharmaceutical Index (which includes Novavax) over the same period (assuming the investment of $100 in the Company’s Common Stock, the NASDAQ Composite Index and the NASDAQ Pharmaceutical Index on December 31, 1998, and reinvestment of all dividends).

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Novavax, Inc.	$100.00	290.32	438.71	727.74	134.19	309.68

NASDAQ Pharmaceutical Index	$100.00	204.81	253.80	215.60	132.88	191.69

NASDAQ Composite Index	$100.00	176.37	110.86	88.37	61.64	92.68

      This section is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ADDITIONAL INFORMATION

Transaction of Other Business

      The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Solicitations

      The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Stockholder Proposals for 2005 Annual Meeting

      Any proposal that a stockholder intends to present at the 2005 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than November 24, 2004 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

      In addition to being timely, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting,
•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business,
•	the number of shares of the Company which are beneficially owned by the stockholder, and
•	any material interest of the stockholder in such proposal.

Annual Report

      Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K at no cost by requesting a copy on our website at www.novavax.com or by writing to our Secretary at 8320 Guilford Road, Columbia, Maryland 21046.

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors

David A. White, Secretary

March 25, 2004

Appendix A

NOVAVAX, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

(As adopted on March 8, 2004)

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to represent and assist the Board of Directors (the “Board”) in fulfilling its responsibilities for oversight of: the Company’s accounting and financial reporting processes; the preparation, presentation and integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the adequacy and efficacy of the Company’s systems of internal accounting, auditing and financial controls; the Company’s compliance with legal and regulatory requirements; the conduct, independence and qualifications of the Company’s outside auditor; and the performance of the annual independent audit of the Company’s financial statements.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors and other experts for this purpose. The Board and the Committee are in place to represent the Company’s stockholders: accordingly, the outside auditor is ultimately accountable to the Committee and the Board.

      The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Board any necessary changes. The Committee shall also engage in an annual self-assessment with the goal of continuing improvement.

Membership

      The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet the audit committee requirements of the U.S. Securities and Exchange Commission and The NASDAQ Stock Market, including the requirements relating to independence and financial sophistication. Accordingly, all of the members will be directors who:

1.	have no relationship to the Company or its subsidiaries that may interfere with the exercise of their independent judgment in carrying out their responsibilities as a Committee member and who therefore are, in the judgment of the Board, independent; and

2.	in the judgment of the Board, possess the ability to read and understand the Company’s fundamental financial statements and are financially literate.

      In addition, at least one member of the Committee shall be, in the judgment of the Board, an audit committee financial expert in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the audit committee financial expert) shall have, in the judgment of the Board, past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication in accordance with NASDAQ’s listing requirements.

      The composition of the Committee shall be examined periodically and, if necessary, the Committee shall be reconstituted by the Board.

Responsibilities and Duties

      The Committee’s job is one of oversight. It recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing those financial statements. In addition, the Committee recognizes that members of the Company’s financial management team, as well as the outside auditor, have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditor’s work.

      Further, while the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles (“GAAP”). This is the responsibility of management and the outside auditor. Nor is it the duty of the Committee to conduct investigations, resolve disagreements (if any) between the outside auditor and management, or to assure compliance with laws and regulations.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

          Audits and the Relationship with the Outside Auditor

•	The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The outside auditor and any other registered public accounting firm engaged by the Company shall report directly to the Committee.

•	In furtherance of the above, the Committee shall evaluate the performance of the outside auditor, and obtain and review written periodic reports (at least annually) from the outside auditor describing:

•	the outside auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditor, or by any inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years respecting one or more of the independent audits carried out by the outside auditor; and

•	any steps taken to deal with such issues.

•	Annually, the Committee shall select the outside auditor. Factors considered in making the selection include the auditor’s independence, effectiveness and fees. In particular, the Committee shall consider whether the outside auditor’s quality controls are adequate and whether the provision of non-audit services by the outside auditor is compatible with maintaining the outside auditor’s independence.

•	The Committee shall adopt and implement procedures for the review and pre-approval of audit and permissible non-audit services, and review and approve the fees and terms for all such services. The Committee may delegate to one or more of its members the authority to pre-approve non-audit services between regularly scheduled meetings, provided that such approvals are reported to the full Committee at its next meeting.

•	The Committee shall, at least annually and more frequently as circumstances dictate:

•	obtain and review from the outside auditor a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, as amended;

•	actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services and their impact on the outside auditor’s objectivity and independence; and

•	if necessary, take (or recommend that the Board take) appropriate action to oversee the independence of the outside auditor.

2

•	The Committee shall review with the outside auditor any problems or difficulties encountered during the course of its audit work, any management letter provided by the auditor and the Company’s response to such letter, and any disputes between management and the outside auditor. The Committee shall also obtain and review timely reports from the outside auditor with respect to material written communications between management and the auditor and related matters.

•	The Committee shall establish procedures for the Company regarding the hiring of employees or former employees of the outside auditor in accordance with the rules and regulations of the SEC.

•	The Committee shall meet with the outside auditor to review the planning of the audit, including the scope, staffing, locations, reliance on management, and general audit approach.

          Financial Statements and Disclosure

•	The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and the report thereon, and including any disclosures with respect thereto in Management’s Discussion and Analysis, and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61. Such review shall take place prior to the publication of the annual audited financial statements, and the Committee shall make its recommendation to the Board with respect to their inclusion in the Company’s Annual Report on Form 10-K or Annual Report to Stockholders, as appropriate.

•	As a whole, or between meetings through the Committee chair, the Committee shall review with the outside auditor the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, and including any disclosures with respect thereto in Management’s Discussion and Analysis, and the matters required to be discussed by SAS Nos. 61 and 71. Such review will occur prior to the Company’s publication of the interim financial results.

•	The Committee, as a whole or between meetings through the Committee chair, shall review with management and the outside auditor the Company’ earnings press releases prior to their release to the public, and periodically review and discuss the financial information and earnings guidance provided to analysts by the Company.

•	The Committee shall discuss with management and the outside auditor any significant issues regarding the accounting principles, practices and judgments made in connection with the preparation of the Company’s financial statements. In this regard, the Committee shall obtain and review a report from the outside auditor regarding all critical accounting policies and practices to be used in the Company’s financial statements and any major changes thereto, all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditor, and other material written communications between the outside auditor and management.

•	The Committee shall review the Company’s disclosure controls and procedures, and management’s assessment thereof.

•	As necessary, the Committee shall review with the outside auditor and management:

•	significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•	the clarity of the financial disclosures made by the Company;

•	potential changes in GAAP and other regulatory and accounting initiatives, and their effect on the Company’s financial statements; and

•	the effect of off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

3

          Internal Controls

•	The Committee shall discuss with management and the outside auditor the quality, adequacy and effectiveness of the Company’s accounting, financial and other internal controls and procedures, and elicit recommendations for both the improvement of existing controls and adoption of new controls.

•	The Committee shall obtain from management and the outside auditor and review the disclosures made in connection with the certification process regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting, including all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting, any fraud (whether or not material) that involves management or other employees having a significant role in internal control over financial reporting, and all changes to internal control over financial reporting, including corrective actions, since the last report.

          Compliance Oversight and Other Responsibilities

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review with the Company’s general and/or outside counsel legal matters that may have a material impact on the financial statements, the Company’s compliance with legal and regulatory requirements, and the Company’s Code of Business Conduct and Ethics, and any material reports or inquiries received from, or correspondence with, regulators or governmental agencies.

•	The Committee shall discuss with the outside auditor the annual review of the executive officers’ and directors’ expense accounts and perquisites.

•	The Committee shall obtain from the outside auditor the reports required to be furnished under Section 10A of the Exchange Act of 1934, as amended, and any information with respect to illegal or improper acts in accordance therewith.

•	The Committee shall review transactions between the Company, members of management, directors, and associates and affiliates thereof, in accordance with the rules and regulations of NASDAQ.

•	The Committee shall review and discuss guidelines and policies by which the Company undertakes risk assessment and risk management, and discuss with management the Company’s major financial risk exposures and the steps taken or be taken to monitor and control such exposures.

Authority

      The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to engage independent counsel and other advisers as it determines necessary. The Committee shall determine, in its capacity as a committee of the Board, appropriate funding for payment of, among other things, compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers employed by the Committee, and ordinary administrative expenses of the Committee that are deemed necessary or appropriate in carrying out its duties. In discharging its oversight role, the Committee shall be empowered to investigate any matters brought to its attention.

Reports and Communications

      The Committee shall prepare a report each year for inclusion in the Company’s proxy statement relating to its annual stockholders’ meeting.

      The Committee is expected to maintain free and open communications with the Company’s outside auditor, internal audit personnel, and management.

4

Meetings

      The Committee shall meet at least four times a year and at such other times as it deems necessary to fulfill its responsibilities. The Committee shall periodically meet separately, in executive session, with management, the outside auditor and the Company’s internal audit personnel, and report (either as a committee or through the Committee chair) regularly to the Board with respect to its activities.

5

Appendix B

NOVAVAX, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(As adopted on March 9, 2004)

Purpose and Goals

      The primary function of the Nominating and Corporate Governance Committee (the “Committee”) shall be to assist the Board of Directors (the “Board”) in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending to the Board for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Business Conduct and Ethics; and handling such other matters as the Board or Committee deems appropriate. The Committee’s goal is to contribute to the effective representation of the Company’s stockholders and play a leadership role in shaping the Company’s corporate governance.

Composition

      The Committee shall consist of three or more directors, each of whom shall satisfy the definition of “independent director” set forth in the listing standards of The Nasdaq Stock Market, Inc. and any other regulatory requirements. Committee members will be appointed by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal. Committee members may be removed by the Board in its discretion. The Committee’s chairperson shall be selected by the Board or, if no such individual is selected, by the vote of a majority of the full Committee.

      The Committee shall have the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided that any such subcommittee also satisfies all applicable independence and other regulatory requirements.

Meetings, Advisors and Reports

      The Committee shall meet, either in person or telephonically, as often as its members deem necessary to perform its responsibilities and fulfill its duties, provided that the Committee meet at least once a year.

      The Committee shall have the authority to retain advisors (internal and external), including but not limited to third party search firms, to identify and assist in the evaluation of director candidates; the Committee shall also have the authority to terminate any such engagement and set the terms and fees therefor. The Company will provide for appropriate funding, as the Committee determines, for the payment of compensation for any such advisor.

      The Committee will make regular reports to the Board and propose any action to the Board as it deems necessary.

      The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall also annually evaluate its own performance.

Authority and Responsibilities

      The Committee shall:

•	Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board. Criteria that shall be used in connection with selecting director candidates shall include the candidate’s independence, as well as knowledge, experience and achievement, such that the Board reflects a broad range of talents, ages, skills and expertise.

•	Actively seek and identify individuals qualified to become members of the Board.

•	Review and evaluate director candidates, including candidates submitted by stockholders, and implement the Company’s policies and procedures with respect to stockholder nominations.

•	Select, or recommend for the Board’s selection by a majority of independent directors, nominees for directors to be presented for stockholder approval at the annual meeting of stockholders.

•	As necessary, select, or recommend to the Board for selection by a majority of independent directors, director nominees to fill vacancies on the Board.

•	Advise the Board on committee member qualifications, appointments and removals (taking into account the functions of each committee and the qualifications of Board members), committee structure and operations, and committee reporting to the Board.

•	Develop policies and make recommendations to the Board regarding the size, structure and composition of the Board.

•	Oversee the evaluation of the Board and its committees, which may include developing and recommending an annual self-evaluation process.

•	Develop and recommend to the Board corporate governance policies and practices applicable to the Company, and monitor and review such guidelines at least annually and recommend changes deemed necessary or appropriate by the Committee.

•	Monitor compliance with the Company’s Code of Business Conduct and Ethics, and review such code and recommend any changes deemed necessary or appropriate by the Committee.

•	Generally advise the Board, as a whole, on corporate governance matters and perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee and/or the Board deems appropriate.

Disclosure

      The Company will make available this Charter on its website at www.novavax.com.

2

[NVXCM- NOVAVAX INC.]FILE: ZNVX42.ELX] VERSION — (4)] [03/10/04] [orig. 03/03/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZNVX42

PROXY

NOVAVAX, INC.
Annual Meeting of Stockholders
MAY 5, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Novavax, Inc. hereby appoints Nelson M. Sims, Dennis W. Genge and David A. White and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at The Westin Philadelphia, 99 South 17th Street, Philadelphia, Pennsylvania on Wednesday May 5, 2004 at 9:00 a.m., and any adjournments thereof.

     The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ($.01 PER VALUE) OF THE COMPANY BY 50,000,000 SHARES FROM 50,000,000 TO 100,000,000, (2) THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS III DIRECTORS, (3) RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR FISCAL YEAR 2004, AND (4) IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box on the reverse side. Please sign exactly as your name is printed on the reverse side. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NOVAVAX, INC.

C/O EQUISERVE TRUST COMPANY,
N.A. P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important, Please vote promptly

If you vote over the Internet or by telephone, please do not mail your card.

[NVXCM- NOVAVAX INC.]FILE: ZNVX41.ELX] VERSION — [3)] [03/10/04] [orig. 03/03/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZNVXC1

#NVX

☑	Please mark votes as in this example.

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock ($.01 par value) of the Company by 50,000,000 shares from 50,000,000 to 100,000,000.	☐	☐	☐

2.	To elect the following nominees as Class III Directors to serve on the Board of Directors for a three year term expiring at the Annual Meeting of Stockholders in 2007.

Nominees: (01) Mitchell J. Kelly and (02) Michael A. McManus, Jr.

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Ernst & Young, LLP as independent auditors of the Company for the current fiscal year ending December 31, 2004.	☐	☐	☐
4.	And to vote and act upon any other matters which may properly come before the meeting or any adjournment thereof.

	Mark box at right if you plan to attend the meeting.			☐

	Mark box at right if an address change or comment has been noted on the reverse side of this card. Please be sure to sign and date this Proxy.			☐

Signature:	Date:	Signature:	Date: